FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Brian J. Roney Chief Financial Officer Telephone: (248) 358-1171 E-mail: invrelations@npte.com	Leslie Loyet General Inquiries (312) 640-6672	Tim Grace Media Inquiries (312) 640-6667

FOR IMMEDIATE RELEASE

THURSDAY, AUGUST 10, 2006

NORTH POINTE HOLDINGS ANNOUNCES $5 MILLION
REPURCHASE AUTHORIZATION

SOUTHFIELD, MI – August 10, 2006 – North Pointe Holdings Corporation (Nasdaq: NPTE) today announced that its Board of Directors has authorized the repurchase of up to $5 million of the Company’s outstanding common stock over the next 24 months in open market purchases or privately negotiated transactions.

“The share repurchase authorization reflects our confidence in our business strategy and our ability to manage risk and produce profitable growth over time,” said James Petcoff, chairman and chief executive officer. “We are committed to producing value for our shareholders. Given the current valuation of our stock and our strong balance sheet, we can provide the financial flexibility to invest in our growth initiatives while at the same time capitalizing on the value that we believe our shares represent at the current market price.”

Pursuant to the authorization, North Pointe may purchase shares from time to time on the open market at prevailing market prices or through privately negotiated transactions in accordance with the Securities and Exchange Commission (SEC) rules and regulations, which may include repurchase plans under SEC Rule 10b5-1. The repurchase program has a 24-month time limit, and depending on market conditions and other factors, purchases under this program may be commenced or suspended at any time, or from time to time, without prior notice. There can be no assurance that the entire authorized amount, or any lower amount, will be purchased under the authorization.

About the Company

North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.

Safe Harbor Statement

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.

To learn more about North Pointe Holdings Corporation, please visit www.npte.com